CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 8, 2015 relating to the consolidated financial statements, which appear in this Form 10-K of Quest Solution, Inc.

/s/ RBSM, LLP
RBSM, LLP
April 9, 2015
Las Vegas, Nevada